Exhibit 21

Subsidiaries of Registrant

Domestic Subsidiaries	State of Incorporation

Carlisle China Coatings & Waterproofing, Inc.	Delaware
Carlisle China Stainless Equipment, Inc.	Delaware
Carlisle Coatings & Waterproofing Incorporated	Delaware
Carlisle Corporation	Delaware
Carlisle Engineered Products, Inc.	Delaware
Carlisle Flight Services, Inc.	Delaware
Carlisle FoodService Products Incorporated	Delaware
Carlisle Insurance Company	Vermont
Carlisle Intangible Company	Delaware
Carlisle International, Inc.	Delaware
Carlisle Management Company	Delaware
Carlisle Power Transmission Products, Inc.	Nevada
Carlisle Process Systems, Inc.	Delaware
Carlisle Roofing Systems, Inc.	Delaware
Carlisle SPV, Inc.	Delaware
Carlisle SynTec Incorporated	Delaware
Carlisle Tire & Wheel Company	Delaware
Hartstone, Inc. (d/b/a Carlisle Home Products)	Delaware
Johnson Truck Bodies, Inc.	Wisconsin
Kenro Incorporated	Delaware
Motion Control Industries, Inc.	Delaware
Tensolite Company	Delaware
Trail King Industries, Inc.	South Dakota
Versico Incorporated	Delaware
Walker Stainless Equipment Company, Inc.	Delaware
Carlisle TPO, Inc.	Delaware
Hunter Panels, LLC	Maine

Foreign Subsidiaries	Jurisdiction

Beijing Carlisle Waterproofing Materials Ltd.*	China
Carlisle Asia Pacific Limited	Hong Kong
Carlisle Canada, a general partnership	Canada
Carlisle Den Bosch, BV	Netherlands
Carlisle Europe BV	Netherlands
Carlisle Europe Off-Highway BV	Netherlands
Carlisle Europe On-Highway BV	Netherlands
Carlisle Financial Services BV	Netherlands
Carlisle FoodService Products Europe BV	Netherlands
Carlisle Hardcast Europe BV	Netherlands
Carlisle Holding Limited	United Kingdom
Carlisle Holdings ApS	Denmark
Carlisle Mexico, S.A. DE C.V.	Mexico
Carlisle Process Systems A/S	Denmark
Carlisle Process Systems BV	Netherlands
Carlisle Process Systems GmbH	Germany
Carlisle Process Systems Limited	United Kingdom
Carlisle Productos Mexico S. De R.I. De C.V.	Mexico
Carlisle Tire & Rubber (Free Zone) Limited	Trinidad
CSL Manufacturing CV	Netherlands
Damrow A/S	Denmark
Carlisle Hardcast France SA	France
Icopal A/S*	Denmark
Icopal Holding, A/S*	Denmark
Japan Power Brakes*	Japan
Lander Carlisle Holding, Ltd.*	United Kingdom
Lander Carlisle Ltd.*	United Kingdom
Pulidora, SA de C.V.	Mexico
Scherping Systems of Denmark ApS	Denmark
Shanghai Carlisle Stainless Equipment Co. Ltd.	China
Tianjin Jolly Tone Carlisle Mold Making & Injection Industrial Co., Ltd.*	China
Trail King SA de CV*	Mexico

*The Company owns (i) a 65% interest in Beijing Carlisle Waterproofing Materials Ltd., (ii) a 25% interest in Icopal Holdings A/S, which owns a 100% interest in Icopal A/S, (iii) a 49% interest in Japan Power Brakes, and (iv) a 50% interest in Lander Carlisle Holding Ltd., which owns a 100% interest in Lander Carlisle Ltd., (v) a 45% interest in Tianjin Jolly Tone Carlisle Mold Making & Injection Industrial Co., Ltd and (vi) a 50% interest in Trail King SA de CV